Exhibit 99.1
PRESS RELEASE
FOR IMMEDIATE RELEASE
Contact: Keishi High, Investor Relations Officer
817-367-4640
Keishi.High@OmniAmerican.com
OMNIAMERICAN BANCORP, INC. ANNOUNCES
THIRD QUARTER 2010 RESULTS
Fort Worth, Texas — November 4, 2010 - OmniAmerican Bancorp, Inc. (NASDAQ: OABC) (the “Company”), the holding company for OmniAmerican Bank, today reported earnings for the three and nine month periods ended September 30, 2010. Third quarter results include:
•	Net income of $201,000 for the quarter ended September 30, 2010, an increase of 105.1 percent compared to the same period in 2009.

•	A year-over-year improvement in net interest margin, contributing to a 13.6 percent increase in net interest income for the third quarter of 2010 compared with the same quarter last year;

•	Basic and diluted earnings per share of $0.02 per share for the quarter ended September 30, 2010.

•	Total stockholders’ equity of $201.3 million at September 30, 2010, an increase of 120.7 percent compared to December 31, 2009.
The increase in net income for the quarter was primarily attributable to a $1.2 million increase in net interest income and a $518,000 decrease in noninterest expense, partially offset by a $1.0 million decrease in noninterest income and an $825,000 increase in the provision for loan losses. The combination of higher net interest income and lower noninterest expense resulted in an improvement in our efficiency ratio to 78.33 percent for the quarter ended September 30, 2010 from 83.20 percent for the prior year period.
Financial Condition as of September 30, 2010
Total assets remained unchanged at $1.13 billion at September 30, 2010 and December 31, 2009. Securities available for sale increased $152.0 million while cash and cash equivalents decreased

$124.8 million and loans, net of the allowance for loan losses and deferred fees and discounts decreased $30.5 million.
Cash and cash equivalents decreased $124.8 million, or 89.1 percent, to $15.3 million at September 30, 2010 from $140.1 million at December 31, 2009, primarily due to $231.4 million in cash used to purchase securities available for sale, $177.1 million used to originate and purchase loans and $15.4 million used to repay Federal Home Loan Bank advances, partially offset by $152.0 million in cash received from loan principal repayments, $81.6 million received from proceeds from sales, principal repayments and maturities of securities classified as available for sale, and $49.8 million of proceeds from the sales of loans during the nine months ended September 30, 2010.
Securities available for sale increased $152.0 million, or 72.2 percent, to $362.4 million at September 30, 2010 from $210.4 million at December 31, 2009, as we invested the proceeds of our initial public stock offering and cash generated through operations in securities classified as available for sale. The increase in securities available for sale resulted from the purchase of $231.4 million of government-sponsored mortgage backed securities, government-sponsored collateralized mortgage obligations and agency securities, partially offset by principal repayments, maturities and calls of $79.9 million and sales of $1.7 million.
Loans, net of the allowance for loan losses and deferred fees and discounts, decreased $30.5 million, or 4.4 percent, to $667.6 million at September 30, 2010 from $698.1 million at December 31, 2009, primarily due to a $19.6 million decrease in automobile loans, a $6.9 million decrease in commercial real estate loans, a $6.4 million decrease in commercial business loans and a $5.6 million decrease in real estate construction loans. One- to four-family residential mortgage loans increased $9.1 million as $94.6 million in originations of one- to four-family residential mortgage loans were partially offset by loan sales of $45.5 million, loan repayments of $37.2 million and a $2.9 million reclassification to other real estate owned.
Deposits decreased $110.1 million, or 12.1 percent, to $799.9 million at September 30, 2010 from $910.0 million at December 31, 2009. At December 31, 2009, deposits included $159.5 million in subscriptions received for the purchase of shares of common stock in our initial public stock offering. Upon the completion of the stock offering on January 20, 2010, $106.0 million of the net proceeds became capital of the Company. Certificates of deposit increased $18.9 million, to $352.7 million at September 30, 2010 from $333.8 million at December 31, 2009, as customers sought the safety of insured deposit products as an alternative to other types of investments.
Stockholders’ equity increased $110.1 million, or 120.7 percent, to $201.3 million at September 30, 2010 from $91.2 million at December 31, 2009, primarily due to the results of our initial public offering in January 2010, an increase in accumulated other comprehensive income of $2.5 million and net income of $1.3 million for the nine months ended September 30, 2010.
Non-performing assets increased $6.9 million, or 45.1 percent, to $22.2 million, or 1.97 percent of total assets, as of September 30, 2010, from $15.3 million, or 1.35 percent of total assets, as of December 31, 2009. The increase in non-performing assets was primarily attributable to increases of $4.4 million in other real estate owned and $2.6 million in commercial real estate loans on nonaccrual status.

Operating Results for the Three Months Ended September 30, 2010
Net income increased to $201,000, or $0.02 per share, for the three months ended September 30, 2010, compared to $98,000 for the three months ended September 30, 2009. OmniAmerican Bank completed its mutual to stock conversion on January 20, 2010. Therefore, no per share comparison information has been provided for the quarter ended September 30, 2009.
Net interest income increased by $1.2 million, or 13.6 percent, to $10.0 million for the quarter ended September 30, 2010 from $8.8 million for the quarter ended September 30, 2009, primarily due to a decrease in total interest expense, partially offset by a decrease in total interest income. Total interest expense decreased by $994,000, or 21.6 percent, to $3.6 million for the quarter ended September 30, 2010 from $4.6 million for the quarter ended September 30, 2009, primarily due to a 45 basis point decrease in the average rate paid on interest-bearing liabilities. Total interest income increased $219,000, or 1.6 percent, to $13.5 million for the quarter ended September 30, 2010 from $13.3 million for the quarter ended September 30, 2009, primarily due to a 11.1 percent increase in the average balance of interest-earning assets, partially offset by a 48 basis point decrease in the average yield on interest-earning assets.
The provision for loan losses increased by $825,000, or 43.4 percent, to $2.8 million for the quarter ended September 30, 2010 from $1.9 million for the quarter ended September 30, 2009, primarily due to an increase in the specific allowances for loan losses on impaired loans. The increase in the specific allowances for loan losses on impaired loans reflects management’s response to an increase in the balance of impaired loans and reductions in the appraised values of the collateral underlying the loans. Included in the allowance for loan losses at September 30, 2010 were specific allowances for loan losses of $2.9 million related to impaired loans with balances totaling $11.5 million, while $452,000 of specific allowances for loan losses related to impaired loans with balances totaling $2.5 million at September 30, 2009. In addition, $18.0 million and $6.6 million of impaired loans did not require specific allowances for loan losses at September 30, 2010 and September 30, 2009, respectively. Net charge-offs decreased $850,000, to $1.4 million for the three months ended September 30, 2010 from $2.3 million for the three months ended September 30, 2009. The allowance for loan losses was $9.3 million, or 1.37 percent of total loans receivable, at September 30, 2010, compared to $8.3 million, or 1.18 percent of total loans receivable, at December 31, 2009.
Noninterest income decreased $1.0 million, or 22.2 percent, to $3.5 million for the quarter ended September 30, 2010 from $4.5 million for the quarter ended September 30, 2009, primarily due to a $1.1 million decrease in net gains on sales of securities available for sale, partially offset by a $158,000 increase in net gains on sales of loans.
Noninterest expense decreased $518,000, or 4.7 percent, to $10.5 million for the quarter ended September 30, 2010 from $11.0 million for the quarter ended September 30, 2009, primarily due to a $270,000 decrease in salaries and benefits expense, a $158,000 decrease in software and equipment maintenance, and a $130,000 decrease in depreciation of furniture, software and equipment, partially offset by a $198,000 increase in other operations expense. The decrease in salaries and benefits expense was due primarily to a reduction in incentive compensation expense. The decrease in software and equipment maintenance expense resulted from a reduction in maintenance expenses related to our ATMs as we renegotiated the contract with our vendor. The decrease in depreciation of furniture, software and equipment was primarily due to assets being fully depreciated. The increase in other operations expense was primarily due to a

$303,000 increase in property tax, repairs and maintenance and other expenses related to other real estate owned properties.
Operating Results for the Nine Months Ended September 30, 2010
Net income increased to $1.3 million, or $0.11 per share, for the nine months ended September 30, 2010, compared to $557,000 for the nine months ended September 30, 2009. OmniAmerican Bank completed its mutual to stock conversion on January 20, 2010. Therefore, no per share comparison information has been provided for the nine months ended September 30, 2009.
Net interest income increased by $4.4 million, or 17.5 percent, to $29.6 million for the nine months ended September 30, 2010 from $25.2 million for the nine months ended September 30, 2009, primarily due to a decrease in total interest expense, partially offset by a decrease in total interest income. Total interest expense decreased by $5.2 million, or 33.1 percent, to $10.5 million for the nine months ended September 30, 2010 from $15.7 million for the nine months ended September 30, 2009, primarily due to a 70 basis point decrease in the average rate paid on interest-bearing liabilities and a 5.3 percent decrease in the average balance of interest-bearing liabilities. Total interest income decreased $815,000, or 2.0 percent, to $40.2 million for the nine months ended September 30, 2010 from $41.0 million for the nine months ended September 30, 2009, primarily due to a 43 basis point decrease in the average yield on interest-earning assets, partially offset by a 6.2 percent increase in the average balance of interest-earning assets.
The provision for loan losses increased by $675,000, or 15.7 percent, to $5.0 million for the nine months ended September 30, 2010 from $4.3 million for the nine months ended September 30, 2009 primarily due to an increase in the specific allowances for loan losses on impaired loans. The increase in the specific allowances for loan losses on impaired loans reflects management’s response to an increase in the balance of impaired loans and reductions in the appraised values of the collateral underlying the loans. Included in the allowance for loan losses at September 30, 2010 were specific allowances for loan losses of $2.9 million related to impaired loans with balances totaling $11.5 million, while $452,000 of specific allowances for loan losses related to impaired loans with balances totaling $2.5 million at September 30, 2009. In addition, $18.0 million and $6.6 million of impaired loans did not require specific allowances for loan losses at September 30, 2010 and September 30, 2009, respectively. Net charge-offs decreased $123,000, to $4.0 million for the nine months ended September 30, 2010 from $4.1 million for the nine months ended September 30, 2009. The allowance for loan losses was $9.3 million, or 1.37 percent of total loans receivable, at September 30, 2010, compared to $8.3 million, or 1.18 percent of total loans receivable, at December 31, 2009.
Noninterest income decreased $2.8 million, or 21.7 percent, to $10.1 million for the nine months ended September 30, 2010 from $12.9 million for the nine months ended September 30, 2009, primarily due to a $2.2 million decrease in net gains on sales and calls of securities available for sale, a $216,000 decrease in service charges and other fees, primarily related to a decline in non-sufficient funds fee income, and a $198,000 decline in net gains on sales of loans.
Noninterest expense increased $451,000, or 1.4 percent, to $33.0 million for the nine months ended September 30, 2010 from $32.5 million for the nine months ended September 30, 2009, primarily due to a $609,000 increase in other operations expense, a $336,000 increase in marketing expense, a $320,000 increase in professional and outside services, and a $271,000 increase in salaries and employee benefits, partially offset by a $490,000 decrease in depreciation expense on furniture, software and equipment and a $401,000 decrease in FDIC insurance expense. The increase in other operating expenses was primarily due to a $634,000 increase in property tax, repairs and maintenance and other expenses related to other real estate owned properties. The increase in marketing expense was due primarily to a debit card rewards program offered to our customers. The increase in professional and outside services expense can be primarily attributed to higher accounting, legal and consulting expenses to meet the reporting and compliance requirements of being a publicly-traded company. The increase in salaries and employee benefits was due primarily to annual wage adjustments effective January 1, 2010, severance expenses related to the termination of certain employees and compensation costs related to the employee stock ownership plan which became effective on January 1, 2010. The decrease in depreciation expense on furniture, software and equipment for the nine months ended September 30, 2010 compared to the nine months ended September 30, 2009 was primarily attributable to assets fully depreciated at December 31, 2009. The decrease in the FDIC insurance assessment for the nine months ended September 30, 2010 compared to the nine months ended September 30, 2009 was primarily attributable to a $478,000 special assessment incurred in the prior year period.
About OmniAmerican Bancorp, Inc.
OmniAmerican Bancorp is traded under the NASDAQ Global Market under the symbol “OABC” and is the holding company for OmniAmerican Bank, a full-service financial institution headquartered in Fort Worth, Texas. OmniAmerican Bank operates 16 full-service branches in the Dallas/Fort Worth Metroplex and offers a full array of consumer products and services plus business/commercial services, mortgages and retirement planning. Founded over 50 years ago, OmniAmerican Bank had $1.37 billion in assets under management at September 30, 2010 and is proud to provide the highest level of personal service. Electronic banking and additional information are available at www.OmniAmerican.com.
Cautionary Statement About Forward-Looking Information
This news release contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect,” “will,” “may” and words of similar meaning. These forward-looking statements include, but are not limited to statements of our goals, intentions and expectations; statements regarding our business plans, prospects, growth and operating strategies; statements regarding the asset quality of our loan and investment portfolios; and estimates of our risks and future costs and benefits.
These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. We are under no duty to and do not take any obligation to update any forward-looking statements after the date of this earnings release.
The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: general economic conditions, either nationally or in our market areas, that are worse than expected; competition among depository and other financial institutions; inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments; adverse changes in the securities markets; changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements; our ability to enter new markets successfully and capitalize on growth opportunities; our ability to successfully integrate acquired entities, if any; changes in consumer spending, borrowing and savings habits; changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission and the Public Company Accounting Oversight Board; changes in our organization, compensation and benefit plans; changes in our financial condition or results of operations that reduce capital available to pay dividends; and changes in the financial condition or future prospects of issuers of securities that we own.
Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements.

OmniAmerican Bancorp, Inc. and Subsidiary
Consolidated Balance Sheets (Unaudited)
(Dollars in thousands, except per share data)

	September 30,	December 31,
	2010	2009
ASSETS

Cash and cash equivalents	$15,268	$140,144
Investments:
Securities available for sale at fair value	362,410	210,421
Other	3,604	3,850
Loans held for sale	426	241

Loans, net of deferred fees and discounts	676,953	706,455
Less allowance for loan losses	(9,306)	(8,328)

Loans, net	667,647	698,127
Premises and equipment, net	48,364	50,951
Other real estate owned	11,163	6,762
Mortgage servicing rights	1,309	1,168
Deferred tax asset, net	5,556	7,514
Accrued interest receivable	3,754	3,523
Other assets	6,736	11,226

Total assets	$1,126,237	$1,133,927

LIABILITIES AND EQUITY CAPITAL

Deposits:
Noninterest-bearing	$67,908	$75,628
Interest-bearing	731,963	834,338

Total deposits	799,871	909,966

Federal Home Loan Bank advances	51,000	66,400
Other secured borrowings	58,075	58,000
Accrued expenses and other liabilities	15,971	8,405

Total liabilities	924,917	1,042,771

Commitments and contingencies

Stockholders’ equity:
Common stock, par value $0.01 per share; 100,000,000 shares authorized; 11,902,500 shares issued and outstanding at September 30, 2010, 0 shares issued and outstanding at December 31, 2009	119	—
Additional paid-in capital	115,446	—
Unallocated ESOP Shares	(9,236)	—
Retained earnings	91,896	90,555
Accumulated other comprehensive income	3,095	601

Total stockholders’ equity	201,320	91,156

Total liabilities and stockholders’ equity	$1,126,237	$1,133,927

OmniAmerican Bancorp, Inc. and Subsidiary
Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010		2009

Interest income:
Loans, including fees	$10,705	$11,208	$32,022		$34,003
Securities — taxable	2,831	2,094	8,106		6,874
Securities — nontaxable	6	21	31		97

Total interest income	13,542	13,323	40,159		40,974

Interest expense:
Deposits	2,393	3,003	7,269		10,098
Borrowed funds	1,183	1,567	3,280		5,635

Total interest expense	3,576	4,570	10,549		15,733

Net interest income	9,966	8,753	29,610		25,241

Provision for loan losses	2,750	1,925	5,000		4,325

Net interest income after provision for loan losses	7,216	6,828	24,610		20,916

Noninterest income:
Service charges and other fees	2,578	2,596	7,747		7,963
Net gains on sales and calls of securities available for sale	13	1,159	104		2,263
Net gains on sales of loans	455	297	1,080		1,278
Net (losses) gains on sales of repossessed assets	(40)	36	(15)		46
Net gains (losses) on disposition of premises and equipment	—	3	—		(2)
Commissions	162	154	483		585
Other income	283	258	747		732

Total noninterest income	3,451	4,503	10,146		12,865

Noninterest expense:
Salaries and benefits	4,971	5,241	16,013		15,742
Software and equipment maintenance	575	733	2,200		2,039
Depreciation of furniture, software and equipment	793	923	2,384		2,874
FDIC insurance	434	527	1,282		1,683
Service fees	150	209	548		658
Communications costs	165	257	637		770
Other operations expense	1,244	1,046	3,374		2,765
Occupancy	917	964	2,844		2,843
Professional and outside services	989	922	2,831		2,511
Loan servicing	71	119	199		312
Marketing	201	87	669		333

Total noninterest expense	10,510	11,028	32,981		32,530

Income before income tax expense	157	303	1,775		1,251
Income tax (benefit) expense	(44)	205	434		694

Net income	$201	$98	$1,341		$557

Earnings per share:
Basic	$0.02	N/A	$0.11	(1)	N/A

Diluted	$0.02	N/A	$0.11	(1)	N/A

(1)	Calculated from the effective date of January 20, 2010.

OmniAmerican Bancorp, Inc. and Subsidiary
Selected Consolidated Financial Ratios and Other Data (Unaudited)

	At or For the		At or For the
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Performance Ratios:
Return on average assets (1)	0.07%	0.04%	0.16%	0.07%
Return on average equity (1)	0.40%	0.43%	0.95%	0.82%
Interest rate spread (2)	3.44%	3.47%	3.50%	3.23%
Net interest margin (3)	3.78%	3.68%	3.82%	3.46%
Efficiency ratio (4)	78.33%	83.20%	82.96%	85.37%
Noninterest expense to average total assets (1)	3.70%	4.29%	3.94%	4.14%
Average interest-earning assets to average interest-bearing liabilities	124.51%	111.13%	124.32%	110.80%
Average equity to average total assets	17.82%	8.96%	16.88%	8.67%

Selected Balance Sheet Ratios:
Book value per share (5)	$16.91	N/A	$16.91	N/A
Stockholders’ equity to total assets	17.88%	9.08%	17.88%	9.08%

Asset Quality Ratios:
Non-performing assets to total assets	1.97%	1.47%	1.97%	1.47%
Non-performing loans to total loans	1.62%	0.76%	1.62%	0.76%
Allowance for loan losses to non-performing loans	84.93%	158.36%	84.93%	158.36%
Allowance for loan losses to total loans	1.37%	1.20%	1.37%	1.20%
Net charge-offs to average loans outstanding (1)	0.85%	1.27%	0.78%	0.76%

(1)	Ratios are annualized.

(2)	The interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities for the period.

(3)	The net interest margin represents net interest income as a percent of average interest-earning assets for the period.

(4)	The efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.

(5)	Book value per share is equal to stockholders’ equity divided by number of shares issued (11,902,500)
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